Exhibit 21.1

List of Subsidiaries of Eagle Rock Energy Partner, L.P

Subsidiary	Jurisdiction of Formation
Eagle Rock Energy Finance Corp.	Delaware
Eagle Rock Pipeline GP, LLC	Delaware
Eagle Rock Pipeline, L.P.	Delaware
Eagle Rock Energy Services, L.P.	Texas
Midstream Gas Services, L.P.	Texas
Eagle Rock Gas Gathering & Processing, Ltd	Texas
Eagle Rock Operating, L.P.	Texas
Eagle Rock Field Services, L.P.	Texas
EROC Production, LLC	Texas
EROC Midstream Energy, L.P.	Texas
EROC Quitman Gathering Co., L.P.	Delaware
EROC Gathering Company, L.P.	Delaware
Hesco Gathering Company, LLC	Delaware
Hesco Pipeline Company, LLC	Texas
Eagle Rock Energy Acquisition Co., Inc.	Delaware
Eagle Rock Upstream Development Company, Inc.	Delaware
Eagle Rock Acquisition Partnership, L.P.	Delaware
Eagle Rock Upstream Development II, L.P.	Texas
Eagle Rock Energy Acquisition Co. II, Inc.	Delaware
Eagle Rock Upstream Development Company II, Inc.	Delaware
Eagle Rock Acquisition Partnership II, L.P.	Delaware
Escambia Operating Co. LLC	Delaware
Escambia Asset Co. LLC	Delaware
Superior Gas Compression, LLC	Texas
Eagle Rock GOM, L.P.	Texas
Galveston Bay Gathering, LLC	Texas
CMA Pipeline Partnership, LLC	Texas
Eagle Rock Desoto Pipeline, L.P.	Texas
Eagle Rock Midstream, L.P.	Texas
Eagle Rock Energy G&P Holding, Inc.	Delaware
Eagle Rock Energy G&P, LLC	Delaware
Eagle Rock Energy GP, L.P.	Delaware
Eagle Rock Marketing, LLC	Delaware
Eagle Rock Mid-Continent Holding, LLC	Delaware
Eagle Rock Mid-Continent Asset, LLC	Delaware
Eagle Rock Mid-Continent Operating, LLC	Delaware
Eagle Rock Gas Services, LLC	Delaware